UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A2

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011 (October 18, 2010)

ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Vista Pkwy. Ste. 292	33411
West Palm Beach, FL	(Zip Code)
(Address of Principal Executive Office)

 (561) 228-6148
(Issuer's Telephone Number)

 (Former name or former address, if changes since last report)

The purpose of this current report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On October 15, 2010, Larry O’Donnell, CPA, PC retired and resigned as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the October 15, 2010, resignation as the Company's independent auditors, there were no disagreements with Larry O’Donnell, CPA, PC with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-K.

O’Donnell’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On October 18, 2010, the Company’s retained Malcolm Pollard, Inc. as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Malcolm Pollard, Inc., the Company, or someone on the Company's behalf, had not consulted Malcolm Pollard, Inc. regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item304(a)(1)(iii) of Regulation S-K.

On December 8, 2010, the Company provided Larry O’Donnell, CPA, PC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

In a letter from the SEC dated December 30, 2010, we were informed that the Public Company Accounting Oversight Board (APCAOB@) revoked the registration of Larry O=Donnell, CPA, P.C.  Our new auditor, Malcolm Pollard, Inc., is in the process of re-auditing fiscal year-end 2009.

EXHIBIT NUMBER DESCRIPTION

Exhibit 16.2 Larry O’Donnell, CPA, PC letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ExperTelligence, Inc.
A Nevada Corporation
(Registrant)
By: /s/ Francisco Terreforte
Francisco Terreforte, CEO, CFO, Chairman
Date: January 12, 2011